Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

between

ASCENDIA BRANDS, INC.

and

COTY INC.

Dated as of February 9, 2007

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated and effective as of February 9, 2007, is by and among Ascendia Brands, Inc., a Delaware corporation (the “Company”), and Coty Inc., a Delaware corporation (the “Investor”).

A. The Company and the Investor, among others, are parties to that certain Asset Purchase Agreement, dated as of January 17, 2007 (the “Purchase Agreement”), pursuant to which certain subsidiaries of the Company have agreed to purchase from the Investor and certain of its affiliates, and the Investor and such affiliates have agreed to sell to such subsidiaries, certain of the assets used in the business of the Investor. Capitalized terms used but not defined herein shall have the meanings given to them in the Purchase Agreement.

B. Contemporaneously herewith and pursuant to the Purchase Agreement, the Company and the Investor have executed and delivered a Lock-Up Agreement (the “Lock-Up Agreement”) pursuant to which the Investor has agreed, for the period specified therein, not to sell or otherwise transfer the shares of the common stock, par value $0.001 per share (the “Common Stock”) issuable to the Investor pursuant to the Purchase Agreement.

C. The Company and the Investor have agreed to execute and deliver this Agreement pursuant to of the Purchase Agreement with respect to the registration of such shares of Common Stock following the termination of the restrictions.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein and in reliance upon the undertakings, representations, warranties and indemnities contained herein, each of the parties hereto agree as follows:

Section 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Commission” means the Securities and Exchange Commission, or any other federal agency then administering the Securities Act.

“Common Stock” shall have the meaning assigned to such term in the recitals hereof, as constituted on the date hereof, and any shares into which such Common Stock shall have been changed or any shares resulting from any reclassification of such Common Stock.

“Controlling Person” shall have the meaning given to such term in Section 7(a).

“Demanding Holder” shall have the meaning given to such term in Section 3(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Holders” means the Investor and its permitted successors or assigns who as of such date own outstanding shares of Registrable Securities.

“Indemnified Party” shall have the meaning given to such term in Section 7(c).

“Indemnifying Party” shall have the meaning given to such term in Section 7(c).

“Losses” means all losses, claims, damages or liabilities (other than consequential damages or incidental lost profits) and all costs and expenses related thereto, including, without limitation, the reasonable fees and disbursements of counsel.

“NASD” means the National Association of Securities Dealers, Inc.

“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or agency or political subdivision thereof.

“Prencen” shall have the meaning given to such term in Section 3(a).

“Proceeding” means any claim, suit, action or proceeding, including any governmental investigation or inquiry.

“Registrable Securities” means (a) the shares of Common Stock issuable to the Investor pursuant to the Purchase Agreement, and (b) any additional shares of capital stock of the Company or other securities issued or distributed by the Company after the date hereof to any Holder with respect to any such shares of Common Stock by means of exchange, reclassification, dividend, distribution, split-up, combination, subdivision, recapitalization, merger, spin-off, reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities has become effective under the Securities Act and such securities have been disposed of in accordance with such registration statement, (ii) they have become eligible for resale pursuant to Rule 144(k) under the Securities Act or (iii) they shall cease to be outstanding.

“Securities Act” means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

Section 2. [Intentionally Omitted]

Section 3. Piggyback Registration.

(a) Piggyback Rights. If the Company proposes to file a registration statement with the Commission with respect to an offering of equity securities, or securities or other obligations exercisable or exchange for, on convertible into, equity securities, for its own account or for the account of any stockholder of the Company, including Prencen LLC, Prencen Lending LLC or any other affiliate of Prentice Capital Management LP (collectively, “Prencen”), (other than a registration statement on Form S-4 or Form S-8 or their successors or any other form for a limited similar purpose or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another Person), the Company shall, at least thirty days prior to such filing, give written notice to all Holders of its intention to do so and, upon the written request of any Holder or Holders given within twenty days of the receipt of such notice (which request shall state the intended method of disposition of such Registrable Securities), the Company shall use its best efforts to cause the Registrable Securities that the Holder or Holders requested the Company to register to be included in such registration and shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit such Registrable Securities to be included in such registration on the same terms and conditions as any similar securities of the Company, in each case to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of the Holder or Holders; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 3 without obligation to the Holders. If, in connection with a registration statement filed by the Company pursuant to its obligation to register the shares of Common Stock held by, or underlying convertible or exercisable securities held by, Prencen, the SEC does not permit Company to register on a delayed basis all of the securities requested for inclusion by Prencen and all of the shares requested for inclusion by the Holders and any other holders of piggyback rights, then the shares included in such registration shall be determined in the manner set forth in Section 3(b)(ii)(2) below. For the avoidance of doubt, this Agreement and the registration of any Registrable Securities hereunder in accordance with the terms of this Agreement shall not in any way modify or amend, or excuse the Investor’s obligations under, the Lock-Up Agreement.

(b) Underwritten Offerings. In connection with any offering under this Section 3 involving an underwriting, the notice to the Holders shall state that such offering is an underwritten offering and the Company shall not be required to include any Registrable Securities in such underwriting unless the Holders requesting inclusion of such Registrable Securities accept the terms of the underwriting as agreed upon between the Company and the managing Underwriter or Underwriters, selected by the Company. Each Holder that has requested that Registrable Securities held by it be included in such Registration Statement shall (together with the Company and the other Holders distributing the securities through such underwriting) enter into such underwriting agreement as agreed upon between the Company and the managing Underwriter or Underwriters. If in the reasonable and good faith opinion of the managing Underwriter or Underwriters, the registration of all, or part of, the Registrable Securities requested to be included in such registration and any other securities to be included in such registration jeopardize the success of the offering by the Company or the holders of securities initiating such registration (the “Demanding Holders”), then: (i) in the case of an underwritten offering by the Company, (A) the Company shall not be cutback and (B) the Registrable Securities requested for inclusion and any other securities requested for inclusion pursuant to similar piggyback rights shall be reduced pro rata in accordance with the number of securities that each such Person has requested be included in the registration, regardless of the number of securities held by each such Person and (ii) in the case of an underwritten offering by (1) a Demanding Holder (other than Prencen), (A) the Demanding Holder (and other parties that are subject to the same registration rights agreement with such Demanding Holder) shall not be cutback and (B) the Registrable Securities requested for inclusion and the shares requested to be included by the Company and any other stockholder pursuant to piggyback rights similar to the

Holders shall be reduced pro rata based on the number of securities each such party has requested for inclusion in the Registration Statement and (2) Prencen, in its capacity as a Demanding Holder, then the shares requested for inclusion by Prencen (and other parties that are subject to the same registration rights agreement with Prencen), the Registrable Securities requested for inclusion by any Holder, and the shares requested for inclusion by any other stockholder possessing piggyback rights that Prencen has expressly agreed, in writing, may participate on a priority basis, shall have priority over any other stockholder possessing piggyback rights and, to the extent the shares requested for inclusion by Prencen (and other parties that are subject to the same registration rights agreement with Prencen), the Holders of Registrable Securities and other stockholders that Prencen has agreed may participate on a priority basis are required to be cutback, then such securities requested for inclusion shall be reduced pro rata based on the number of securities each such party holds (on an as-converted, fully-diluted basis and without giving effect to any exercise or conversion limitations contained in any such convertible or exercisable securities held by any such party). If any Holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the managing Underwriter.

Section 4. [Intentionally Omitted]

Section 5. Registration Procedures. If and whenever the Company is required to effect the registration of any of the Registrable Securities under the Securities Act, the Company will (except as otherwise provided in this Agreement):

(a) (i) cooperate with the selling Holders and any Underwriters for the selling Holders, and, in the event of any underwritten public offering, will enter into usual and customary underwriting agreements with respect thereto and take all such other reasonable actions as are necessary or advisable to permit, expedite and facilitate the disposition of such Registrable Securities in the manner contemplated by the related registration statement, and in each case to the same extent as if all the securities then being offered were for the account of the Company, and (ii) provide to any selling Holder, any Underwriter participating in any distribution thereof pursuant to a registration statement, and any attorney, accountant or other agent retained by any selling Holder or any Underwriter reasonable access to the appropriate Company officers and employees to answer questions and to supply information reasonably requested by such selling Holder, or by any such Underwriter, attorney, accountant or agent in connection with such registration statement;

(b) prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective until the earlier to occur of the passage of 180 days from the date of effectiveness and the sale of all of the Registrable Securities registered under such registration statement (or, in the case of a registration statement covering an offering on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, until the earlier to occur of the date that is two years after the date of effectiveness and the sale of all of the Registrable Securities registered under such registration statement); and prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the time period required pursuant to this Agreement and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the selling Holders shall desire to sell or otherwise dispose of the same; provided, however that before filing any such registration statement or any amendments or supplements thereto, the Company will furnish to the counsel selected by the Holders, which are to be included in such registration, copies of all such documents proposed to be filed, which will be subject to the review of such counsel;

(c) promptly furnish to such selling Holders, who so request, (i) upon the Company’s receipt, a copy of the order of the Commission declaring such registration statement and any post-effective amendment thereto effective, (ii) such reasonable number of copies of such registration statement and of each amendment and supplement thereto (in each case including any documents incorporated therein by reference and all exhibits), (iii) such reasonable number of copies of the prospectus included in such registration statement (including each preliminary prospectus), (iv) such reasonable number of copies of the final prospectus as filed by the Company pursuant to Rule 424(b) under the Securities Act, in conformity with the requirements of the Securities Act, (v) copies of all correspondence received by the Commission with respect to such registration statement and (vi) such other documents as any such selling Holder may reasonably request. Subject to the terms of any underwriting agreement between the Company and the Underwriters for the selling Holders or for the Company, the Company hereby consents to the use of the prospectus by each of the selling Holders and the Underwriters or agents (if any), and dealers (if any), in connection with the offering and sale of the Registrable Securities pursuant to such prospectus and any amendment thereto,;

(d) use its best efforts to (i) register or qualify the securities covered by such registration statement under such securities or blue sky laws of such jurisdictions as each selling Holder shall reasonably request, (ii) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers, sales and dealings therein in such jurisdictions for the period described in Section 5(b) and (iii) cooperate with such Holders and each Underwriter, if any, in connection with any filings required to be made with the NASD and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required to qualify to do business as a foreign corporation in any jurisdiction where it would not otherwise be required to qualify but for this Section 5(d);

(e) promptly notify each selling Holder and counsel for such selling Holders identified to the Company and, if requested by such Persons, confirm such advice in writing, (i) when the registration statement has been filed and when it has become effective and when any post-effective amendment thereto has been filed and becomes effective, (ii) of any request by the Commission or any state securities authority for amendments and supplements to the registration statement and prospectus or for additional information after the registration statement has been filed, (iii) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of the registration statement or the initiation of any Proceedings for that purpose, (iv) if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any Proceeding for such purpose, (v) of the happening of any event during the period a registration statement is effective which makes any statement made in such registration statement or the related prospectus untrue in any material respect or which requires the making of any changes in such registration statement or any document incorporated by reference therein in order to make the statements therein not misleading or which requires the making of any changes in the prospectus or documents incorporated by reference therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (vi) of any determination by the Company that a post-effective amendment to the registration statement would be appropriate;

(f) use its best efforts to prevent the issuance of any order suspending the effectiveness of a registration statement or of any order preventing or suspending the use of a prospectus or suspending the qualification (or exemption from qualification) of any of the securities for sale in any jurisdiction, and, if any such order is issued, to use best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible time and provide prompt notice to each selling Holder of the withdrawal of any such order;

(g) comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, beginning with the first fiscal quarter beginning after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act);

(h) list such securities on any securities exchange or market on which any stock of the Company is then listed, if the listing of such securities is then permitted under the rules of such exchange, and provide a transfer agent and registrar for such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(i) if requested by the managing Underwriters, if any, or the Holders of a majority of the Registrable Securities being registered, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing Underwriters, if any, and such Holders reasonably agree should be included therein to the extent required by applicable law and (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment; provided, however, that the Company will not be required to take any actions under this Section 5(i) that are not, in the reasonable opinion of counsel for the Company, required by applicable law; and

(j) enter into such agreements (including, in the event of an underwritten offering, an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions in connection therewith (including those reasonably required by the Holders of a majority of the Registrable Securities being sold or, in the event of an underwritten offering those requested by the managing Underwriters) in order to permit the disposition of such Registrable Securities and in such connection, if the registration is an underwritten registration, (i) make such representations and warranties to the Holders of such Registrable Securities and Underwriters, if any, with respect to the business of the Company and its subsidiaries, the registration statement, the prospectus and documents incorporated by reference or deemed incorporated by reference in the registration statement, if any, in each case, in form, substance and scope as are customarily made if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing Underwriters, if any, and the Holders of a majority of the Registrable Securities being sold) addressed to such selling Holders of Registrable Securities and each of the Underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and Underwriters, including without limitation the matters referred to in clause (i) above; (iii)  obtain “comfort” letters and updates thereof from the independent certified public accountants of the Company addressed to each of the Underwriters, if any, such letters to be in customary form and covering matters the type customarily covered in “comfort” letters in connection with underwritten offerings; and (iv) deliver such documents and certificates as may reasonably be requested by the Holders of a majority of the Registrable Securities being sold, any counsel to the Holders and the managing Underwriters, if any, to evidence the continued validity of the representations and warranties of the Company and its subsidiaries made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or similar agreement entered into by the Company. The foregoing actions will be taken in connection with each closing under such underwriting or similar agreement as and to the extent required thereunder.

From time to time after a transfer of Registrable Securities pursuant to a registration statement, the Company will file all reports required to be filed by it under the Securities Act and the Exchange Act. The Company may require each Holder to agree to keep confidential any material non-public information relating to the Company received by such Holder and not disclose such information (other than to an Affiliate or prospective purchaser who agrees to respect the confidentiality provisions of this Section 5) until such information has been made generally available to the public unless the release of such information is required by law or necessary to respond to inquiries of regulatory authorities.

Section 6. Registration Expenses.

(a) The Company shall bear all costs and expenses incurred in connection with any registration effected pursuant to this agreement and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 5(h); (vi) NASD fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 5(j); (viii) the fees and expenses of any special experts retained by the Company in connection with such registration and (ix) the fees and expenses of one legal counsel selected by the holders of a majority-in-interest of the Registrable Securities included in such registration, subject to a cap of $10,000 for all each registration. Notwithstanding the foregoing, and except as otherwise expressly provided in Section 2, the Holders shall pay any underwriting and brokerage fees, discounts or commissions attributable solely to the sale of Registrable Securities and any other expenses of the Holders.

(b) No person may participate in any underwritten registered offering contemplated hereunder unless such Person (i) agrees to sell its securities on the basis provided in any underwriting agreements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement.

Section 7. Indemnification.

(a) In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, to the extent permitted by law, the Company shall indemnify and hold harmless the Holders, the Holders’ directors, officers, partners, employees, representatives and agents, and Underwriter and each other person, if any, who controls any Holder or Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act (a “Controlling Person”), to the fullest extent possible against any Losses, as such Losses are incurred, directly or indirectly caused by, related to, based upon, arising out of or in connection with (i) any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or form of prospectus relating to the Registrable Securities, or in any amendment or supplement thereto, or in any preliminary prospectus relating to the Registrable Securities, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent (but only to the extent) that such Losses are based solely upon an untrue statement or omission so made in reliance upon and in strict conformity with information furnished in writing to the Company or Underwriter by such Holder expressly for use therein; or (ii) any violation of any federal or state securities laws or rules or regulations thereunder by the Company in connection with the performance of its obligations hereunder.

(b) In connection with any registration statement, prospectus or form of prospectus, any amendment or supplement thereto, or any preliminary prospectus in which a Holder is participating, such Holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any registration statement, prospectus or form of prospectus, any amendment or supplement thereto, or any preliminary prospectus and shall indemnify and hold harmless the Company, its Controlling Persons and any Underwriters, and the officers, directors, partners, employees, representatives and agents of such Controlling Persons and Underwriters, to the fullest extent lawful, from and against all Losses, as such Losses are incurred, arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or form of prospectus relating to the Registrable Securities, or in any amendment or supplement thereto, or in any preliminary prospectus relating to the Registrable Securities, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading to the extent, but only to the extent, that such Losses are based on an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact that is contained in any information so furnished in writing by such Holder to the Company or any Underwriters expressly for use therein, or (ii) any violation of any federal or state securities laws or rules or regulations thereunder by the Holder in connection with the performance of its obligations hereunder. In no event shall the liability of any selling Holder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the party or parties from which such indemnity is sought (individually, an “Indemnifying Party” and, collectively, the “Indemnifying Parties”) in writing; provided, that the failure to so notify the Indemnifying Parties shall not relieve the Indemnifying Parties from any obligation or liability except to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal) that the Indemnifying Parties have been prejudiced materially by such failure. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party, within twenty days after receipt of written notice from such Indemnified Party of such Proceeding, to assume, at its expense, the defense of any such Proceeding; provided, that an Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but, the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (1) the Indemnifying Party has agreed to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding or shall have failed to employ counsel reasonably satisfactory to such Indemnified Party; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party or any of its affiliates or Controlling Persons, and such Indemnified Party shall have been advised by counsel that there may be one or more defenses available to such Indemnified Party that are in addition to, or in conflict with, those defenses available to the Indemnifying Party or such affiliate or Controlling Person (in which case, if such Indemnified Party notifies the Indemnifying Parties in writing that it elects to employ separate counsel at the expense of the Indemnifying Parties, the Indemnifying Parties shall not have the right to assume the defense thereof and the reasonable fees and expenses of such counsel shall be at the expense of the Indemnifying Party; it being understood, however, that, the Indemnifying Party shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any appropriate local counsel) at any time for such Indemnified Party).

No Indemnifying Party shall be liable for any settlement of any such Proceeding effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, or if there be a final judgment for the plaintiff in any such Proceeding, each Indemnifying Party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each Indemnified Party from and against any and all Losses by reason of such settlement or judgment. The Indemnifying Party shall not consent to the entry of any judgment against an Indemnified Party or enter into any settlement that imposes any obligation on any Indemnified Party that does not include as a term thereof the giving by the claimant or plaintiff to each Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such

Proceeding for which such Indemnified Party would be entitled to indemnification hereunder (regardless of whether any Indemnified Party is a party thereto).

All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 7) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party, which notice shall be delivered no more frequently than on a monthly basis; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined (and such determination is not subject to appeal) that such Indemnified Party is not entitled to indemnification hereunder.

(d) If the indemnification provided for in this Section 7 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section 7 would otherwise apply by its terms (other than by reason of exceptions provided in this Section 7), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall have a joint and several obligation to contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of each Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of each Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such statement or omission. The amount paid or payable by an Indemnified Party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any Proceeding, to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in Section 5(a) or 5(b) was available to such party.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section 7 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

Section 8. Rule 144. The Company covenants that it will timely file all reports required to be filed by it under the Securities Act and the Exchange Act and that, subject to the Lock-Up Agreement, it will take such further action as any Holder may reasonably request to the extent required from time to time to enable the Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the

Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of a Holder, the Company will deliver to the Holder a written statement as to whether it has complied with such reporting requirements.

Section 9. Assignment of Registration Rights. Subject to the terms and conditions of the Lock-Up Agreement, a Holder may assign to a transferee or assignee at least 20% of its Registrable Securities the rights to cause the Company to register such Registrable Securities pursuant to the Agreement (but only with all related obligations); provided, that (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement by executing a counterpart signature page hereto; (c) such assignment of Registrable Securities is made in compliance with the Securities Act; and (d) such assignment of registration rights shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.. This Agreement may not be assigned by the Company without the prior written consent of Holders holding not less than a majority of all Registrable Securities, except by operation of law.

Section 10. Termination of Registration Rights. No Holder shall be entitled to exercise any of the registration rights provided for in this Agreement after the earlier of (a)  such time as the restrictive legends on the certificates for all of such Holder’s Registrable Securities may be removed pursuant to Rule 144 under the Securities Act and subsequent dispositions of such securities does not require registration or qualification of such securities under the Securities Act or any state securities or blue sky law then in force; or (b) such time as such Holder ceases to be a Holder of Registrable Securities.

Section 11. Miscellaneous.

(a) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, certified first-class mail (return receipt requested), next-day air courier or facsimile:

(i) if to the Investor, at:

Coty Inc.

2 Park Avenue

New York, New York 10016

Attention: General Counsel

Facsimile: (212) 479-4328

(ii) if to any other Holder, at the address of such Holder set forth on the Company’s records.

(iii) if to the Company, at:

Ascendia Brands, Inc.

100 American Metro Boulevard

Hamilton, NJ 08619

Attention: General Counsel

Facsimile: (609) 890-8458

with a copy to:

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, New York 10036

Attention: Thomas D. Balliett, Esq.

Facsimile: (212) 715-8000

and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 11(a). All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five days after being deposited in the mail, postage prepaid, if mailed; one day after being timely delivered to a next-day air courier; and when transmission confirmation is received by the sender, if sent by facsimile.

(b) Amendment and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of at least a majority of the then outstanding Registrable Securities; provided that Section 7 shall not be amended, modified or supplemented, and waivers or consents to departures from this proviso may not be given, unless the Company has obtained the written consent of each Holder affected thereby. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a registration statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such registration statement; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

(c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

(d) Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to rules of conflicts of laws.

(e) Filing. A copy of this Agreement and of all amendments hereto shall be filed at the principal office of the Company.

(f) Headings and Internal References. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. References in this Agreement to “clauses” and “Sections” shall be understood to refer to clauses and sections of this Agreement unless otherwise specified.

(g) No Inconsistent Agreements. The Company has not entered into, as of the date hereof, and shall not enter into, after the date of this Agreement, any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

(h) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties.

(i) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company in respect of the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COTY INC.

By:	/s/ Michael Fishoff
Name: Michael Fishoff
Title: Chief Financial Officer

ASCENDIA BRANDS, INC.

By:	/s/ Joseph A. Falsetti
Name: Joseph A. Falsetti
Title: President & Chief Executive Officer